Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (“Agreement”) is entered into as of June 28, 2011 by and between AETHLON MEDICAL, INC., a corporation organized under the laws of the State of Nevada (the “Company”), and Tonaquint, Inc., a corporation organized under the laws of the State of Utah (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Investor holds that certain (i) Secured Convertible Promissory Note of the Company dated as of July 15, 2010 in the original principal amount equal to $890,000 (the “Note”), and (ii) Warrant to Purchase Shares of Common Stock issued July 15, 2010 (the “Warrant”), each of which was issued pursuant to that certain Note and Warrant Purchase Agreement dated as of July 15, 2010 between the Company and the Investor (“NPA”); each initially capitalized term used but not defined in this Agreement shall have the meaning ascribed thereto in the NPA, Note or Warrant, as applicable;

WHEREAS, the Note has a remaining principal balance and accrued interest of $157,287.17 (the “Note Balance”);

WHEREAS, shares of Common Stock remain available for issuance under the Warrant pursuant to the formula for exercise set forth in the Warrant and shares of Common Stock remain available for issuance under the Note pursuant to the formula for conversion set forth in the Note;

WHEREAS, the Company and the Investor wish to provide for a termination of the Warrant in order to prevent continuing dilution of the Company’s Common Stock and to avoid any continuing confusion as to the number of shares of Common Stock available for issuance under the Warrant;  and

WHEREAS, the Company has requested, and the Investor has agreed, to a termination of the Warrant and the Note on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the foregoing premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

1. Warrant Exercise and Termination; Note Conversion and Termination, and New Note Issuance.

(a)
Termination.  The Company and the Investor agree that the Investor has submitted two separate Notices of Exercise under the Warrant, one dated May 5, 2011 for 800,002 shares of Common Stock, a copy of which is attached hereto as Exhibit A, and the other dated June 21, 2011 for 2,799,911 shares of Common Stock, a copy of which is attached hereto as Exhibit B (the shares of Common Stock issuable pursuant to each of the foregoing Notices of Exercise, the “Warrant Exercise Shares”).  The Company agrees to honor each such Notice of Exercise and to issue to the Investor the Warrant Exercise Shares.  The Company and the Investor agree that the Notices of Exercise represent the final exercises for shares of Common Stock under the Warrant by the Investor, and that upon the issuance and delivery of such Warrant Exercise Shares to the Investor the Warrant shall be terminated and of no further force or effect and that the Company shall have no further obligation to issue any shares of Common Stock to the Investor under the Warrant. The Investor agrees to return the original Warrant to the Company within one business day following the Investor’s receipt of the Warrant Exercise Shares and hereby instructs the Company to mark the Warrant as “terminated”.  The Company agrees to deliver the Warrant Exercise Shares to the Investor via DWAC within three business days following the execution of this Agreement.  It shall be a condition to the effectiveness of the termination of the Warrant that the Warrant Exercise Shares be delivered to the Investor. It shall be a condition to the effectiveness of this Agreement that the Warrant shall be returned to the Company.

(b)
Conversion of Note Balance.  The Company and the Investor agree that the Investor has submitted a Notice of Conversion of the Note Balance due under the Note for 2,365,837 shares of Common Stock (the “Note Conversion Shares”).  The Company agrees to honor such Notice of Conversion and to issue to the Investor the Note Conversion Shares.  The Company and the Investor agree that the Notice of Conversion represents the final Notice of Conversion for shares of Common Stock under the Note by the Investor, and that upon the issuance and delivery of such Note Conversion Shares to the Investor, the Note shall be terminated and of no further force or effect and that the Company shall have no further obligation to issue any shares of Common Stock to the Investor under the Note. The Investor agrees to return the original Note to the Company within one business day following its receipt of the Note Conversion Shares and hereby instructs the Company to mark the Note as “terminated”.  The Company agrees to deliver the Note Conversion Shares to the Investor via DWAC within three business days following the execution of this Agreement.  It shall be a condition to the effectiveness of the termination of the Note that the Note Conversion Shares be delivered to the Investor. It shall be a condition to the effectiveness of this Agreement that the Note shall be returned to the Company.

(c)
New Unsecured Non-Convertible Promissory Note. In consideration of the termination of the Warrant, the Company agrees to issue to Investor an unsecured non-convertible promissory note in the principal amount of $360,185 (the “New Note”).  The New Note shall be in the form of that attached hereto as Exhibit C.  The New Note shall provide for interest at the rate of 6% per annum. The New Note shall have a maturity date of April 30, 2012.  The Company agrees to deliver the New Note to the Investor within three business days following the execution of this Agreement.  It shall be a condition to the effectiveness to this Agreement that the New Note be delivered to the Investor.

(d)
Common Stock Sale Limitation.  The Company and the Investor agree that all of the Warrant Exercise Shares, the Note Conversion Shares and any other shares of Common Stock owned by the Investor as of the date of this Agreement shall be subject to the following “Common Stock Sale Limitation”:  The Investor shall not sell Shares of Common Stock (including the Warrant Exercise Shares and the Note Conversion Shares) into the Principal Market during any single Trading Day in an amount exceeding the greater of (i) $5,000 of sales amount, or (ii) 10% of the Average Daily Volume (as defined below) of the Company’s Common Stock sold on the Principal Market.  “Average Daily Volume” means the average daily volume for the prior three month period as reported on each Trading Day on Yahoo Finance with respect to the Company’s Common Stock. The Investor shall act in good faith in obtaining the Average Daily Volume at the start of each Trading Day for application to such Trading Day and shall act in good faith in implementing a system designed to comply with the Common Stock Sale Limitation. The Common Stock Sale Limitation is a daily limitation and any amounts not sold during one Trading Day which could have been sold within the Common Stock Sale Limitation on that Trading Day (but were not sold) may not be carried over to a future Trading Day.

(e)
Waiver and Release.  The Investor hereby waives and releases the Company from any obligation to pay or perform, any fees, penalties, costs, or assessments that were or are due, or would have become due, under the Note or the Warrant, and the Investor agrees that it shall have no right to demand, attempt to collect or sue for any such amounts whether or not such amounts were due or payable, previously accrued or demanded.  The Investor agrees that the issuance of the New Note represents the full and final satisfaction of all claims of the Investor, if any, with respect to the Note and the Warrant.  The Investor hereby waives and releases the Company from any obligation to pay or perform, any fees, penalties, costs, or assessments that were or are due, or would have become due, under the NPA as of the date hereof, and the Investor agrees that it shall have no right to demand, attempt to collect or sue for any such amounts whether or not such amounts were due or payable, previously accrued or demanded.  The Investor agrees that the issuance of the New Note represents the full and final satisfaction of all claims of the Investor, if any, with respect to the NPA that have accrued as of the date hereof.

(f)
Buyer Trust Deed Notes.  The Company hereby acknowledges that the Investor has previously paid in full the amounts owed pursuant to each of the Buyer Trust Deed Notes (as defined in the NPA) and that the Investor has no further obligations or liabilities under such Buyer Trust Deed Notes.

2. Miscellaneous.

(a)
Disclosure.  If the transactions contemplated hereby constitute material non-public information concerning the Company, then the Company shall publicly disclose the material terms of this Agreement and the transactions contemplated hereby within four (4) business days following the date hereof.  The Company and the Investor shall consult with each other in issuing any press release or the filing or disclosure of any other document with respect to the transactions contemplated hereby, provided however, that the Company may make such disclosures regarding this Agreement and the transactions contemplated hereby as it shall deem necessary in its sole discretion with respect to the content of any current, periodic or annual report filed by it with the Securities and Exchange Commission, including the filing of this Agreement as an exhibit thereto and the financial statements contained in such reports.

(b)
Applicable Law.  This Agreement shall be deemed governed by the laws of the State of California and such laws shall apply to the interpretation and enforcement of this Agreement.   Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of San Diego or the state courts of the State of California sitting in the County of San Diego in connection with any dispute arising under this Agreement or the New Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

(c)
Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission or by email of a digital image format file.

(d)
Attorneys’ Fees.  In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys’ fees, court costs and collection costs in addition to any other relief to which such party may be entitled.  “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

 [Signature Page Follows]

IN WITNESS WHEREOF, as of the date first written above, the parties hereto have duly executed, or caused their authorized officers to duly execute, this Termination Agreement.

AETHLON MEDICAL, INC.

By: _______________________________________
Name:
Title:

TONAQUINT INC.

By: _______________________________________
Name:
Title:

Exhibit A

Notice of Exercise

Exhibit B

Notice of Exercise

Exhibit C

Form of New Note